Exhibit 10.53

AMENDMENT NUMBER 3

TO THE CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN

REVISED AND CONSOLIDATED AS AT JANUARY 1, 2024

AMENDMENTS EFFECTIVE JUNE 1, 2004

1.Paragraph 16.03 is deleted and replaced with the following:

“16.03 Indexation Formula

The amount by which any pension payable to all persons to whom this Article applies shall be increased shall be calculated by multiplying:

(a)for Pensioners whose Last Date of Hire was prior to June 1, 2004 and their Spouses or Post-Retirement Spouses, and for Spouses of Members who died in Service and whose Last Date of Hire was prior to June 1, 2004, the least of (i), (ii) and (iii), and for all other persons to whom this Article applies, the least of (i), (ii) and (iv), as follows:

(i)the Indexing Percentage multiplied by (A) divided by (B) minus (C), with such amount not to be less than zero (0), where:

(A)is the average of the Consumer Price Indices for each month in the twelve (12)-month period ending on the immediately preceding September 30th,

(B)is the average of the Consumer Price Indices for each month in the twelve (12)-month period immediately preceding the period in subclause (A), and

(C)is one (1),

(ii)three percent (3%),

(iii)one hundred percent (100%) of (A) divided by (B) minus (C), with such amount not to be less than zero (0), where:

(A)is the average of the Consumer Price Indices, within the meaning of subparagraph 2.13(a), for each month in the twelve (12)-month period determined in subclause (i)(A) above,

(B)is the average of the Consumer Price Indices, within the meaning of subparagraph 2.13(a), for each month in the twelve (12)-month period immediately preceding the period in subclause (A), and

(C)is one (1), and

(iv)one hundred percent (100%) of (A) divided by (B) minus (C), with such amount not to be less than zero (0), where:

(A)is the average of the Consumer Price Indices, within the meaning of subparagraph 2.13(a), for each month in the twelve (12)-month period ending on the September 30th preceding the twelve (12)-month period determined in subclause (i)(A) above,

(B)is the average of the Consumer Price Indices, within the meaning of subparagraph 2.13(a), for each month in the twelve (12)-month period immediately preceding the period in subclause (A), and

(C)is one (1).

by

(b)the lesser of:

(i) the amount of pension then payable to that person, and

(ii) (A)$1,500 per month in the case of Pensioners and their Spouses or Post-Retirement Spouses, as the case may be, and in the case of Spouses of Members who died in Service, plus

(B)in the case of Members with Pension Accrued as a Management Employee on or after January 1, 2001, 75% of the amount of pension payable to that person which is in excess of $1,500 per month and which is in respect of Management Service on and after January 1, 2001, subject to and in accordance with the Revenue Rules.”

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